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                                                                     EXHIBIT 5.1

                      [PILLSBURY WINTHROP, LLP LETTERHEAD]

October 12, 2001


Cardima, Inc.
47266 Benicia Street
Fremont, California 94538


Ladies and Gentlemen:

     We are acting as counsel for Cardima, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,822,472 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company and 1,693,481 shares (the "Warrant Shares") of common stock issued or issuable upon exercise of certain Redeemable Warrants to Purchase Common Stock of the Company and Warrants to Purchase Common Stock issued by the Company on August 9, 10 and 13, 2001 (the "Warrants"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

     In connection with the foregoing, we have examined the Amended and Restated Certificate of Incorporation, the Bylaws of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

     Based upon the foregoing, we are of the opinion that (1) the 2,822,472 shares of Common Stock (the "Shares") have been duly authorized and legally issued and the Shares are fully paid and non-assessable and (2) the 1,693,481 Warrant Shares have been duly authorized and, when issued in connection with the terms of the Warrants for the consideration set forth therein will be legally issued, fully paid and non-accessible.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                      Very truly yours,


                                      /s/ PILLSBURY WINTHROP LLP